UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 14, 2013
Date of Report (Date of earliest event reported)

NYSE Euronext
(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 656–3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Derivatives Clearing Agreement

Euronext Brussels SA/N.V., Euronext Amsterdam N.V., Euronext Paris SA, Euronext Lisbon – Sociedade Gestora de Mercados Regulamentados SA (hereafter, the "Euronext Group Entities") and Banque Centrale de Compensation SA (hereafter, "LCH.Clearnet SA") and LCH.Clearnet Group Limited entered into a Derivatives Clearing Agreement, dated October 14, 2013 (the "Agreement"), pursuant to which LCH.Clearnet SA, the Paris-based clearing house which is a member of LCH.Clearnet Group, will continue to provide clearing services with respect to the Euronext Group Entities’ continental derivatives markets and will continue to manage related risk functions.

The Agreement replaces the existing Amended and Restated Clearing Agreement dated October 31, 2003 for derivatives transactions on the Euronext markets.  The Agreement will terminate on December 31, 2018, subject to requisite notice.

Pursuant to the Agreement, the parties will establish a Derivatives Steering Committee (the "DSC") comprised of three representatives of the Euronext Group Entities and three representatives of LCH.Clearnet SA.  The DSC will be chaired by one representative of the Euronext Group Entities.  The DSC will supervise the ongoing management and provision of the clearing services by LCH.Clearnet SA as well as the evolution of services and products.

The Agreement introduces new governance rights and commercial arrangements between the Euronext Group Entities and LCH.Clearnet Group Limited and LCH.Clearnet SA.  In addition it clarifies that the right of the Euronext Group Entities to a seat in the LCH.Clearnet SA Board, already granted to the Euronext Group Entities through the existing cash clearing agreement will remain for the term of either the cash clearing agreement or, if later, the Agreement and additionally establishes, subject to conditions, a right to propose a Director to the Board of Directors of LCH.Clearnet Group Limited.

Additionally, starting April 1, 2014, NYSE Euronext will begin recognizing revenues as a result of this Agreement and will compensate LCH.Clearnet SA for certain clearing and risk management services.

The foregoing description of the Agreement does not purport to be complete and is qualified by reference to the text of the Agreement, which will be exhibited to NYSE Euronext’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 to be subsequently filed with the Securities and Exchange Commission.

As of September 30, 2013, NYSE Euronext retained a 2.3% stake in LCH.Clearnet Group Limited’s outstanding share capital and the right to appoint one director to its Board of Directors.

A copy of the press release announcing the entry into the Agreement is attached as exhibit 99.1 to this report.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release, dated October 17, 2013, entitled “LCH.Clearnet SA and NYSE Euronext enter into long-term agreement for clearing of continental derivatives”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2013	NYSE Euronext
	By:	/s/ Janet L. McGinness
	Name:	Janet L. McGinness
	Title:	Executive Vice President and Corporate Secretary